UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

As has been previously disclosed, we have legal title to all of the ownership interests of Gobi Energy Partners GmbH but we hold 26% of this in trust for others (8% is held in trust for each of two investor groups and 10% is held in trust for Shunkhlai Group LLC, a Mongolian oil and gas company). The 10% held in trust for Shunkhlai Group LLC originated in a joint venture agreement with Shunkhlai dated July 1, 2008 and the subsequent provision of advisory and consulting services to our company in the negotiation of our two production sharing agreements in Mongolia

On November 5, 2010, we entered into a cooperation agreement with Shunkhlai pursuant to which we have cancelled the July, 2008 joint venture agreement and further defined the terms of Shunkhlai’s ownership of 10% of Gobi Energy Partners GmbH. The cooperation agreement contemplates that Shunkhlai will continue to provide consulting services to us on an ongoing basis and that we will issue the 10% of the total issued and outstanding common shares of Gobi Energy Partners GmbH to Wit Alliance Limited, a subsidiary of Shunkhlai. The shares of Gobi Energy Partners GmbH are expected to be subject to a unanimous shareholders’ agreement which sets out the rights and obligations of shareholders including restrictions on share transfers.

Pursuant to the cooperation agreement with Shunkhlai, we have agreed to pay all exploration and overhead expenses according to the work program and budget agreed upon between the parties during the five year exploration period. The five year exploration period consists of the first phase of one year, the second phase of two years and the third phase of two years. In the event of a commercial discovery, trade sale and/or corporate market transaction, Shunkhlai/Wit Alliance has agreed to repay its proportionate share of exploration and overhead expenses (10% of the exploration and overhead expenses) incurred during the phases 2 and 3, together with interest of 8% per annum, provided, however, that we agreed not to charge interest during 2010. Also, if Shunkhlai or Wit Alliance transfers its interest in Gobi Energy Partners GmbH to a third party, or if there is a change in control of Shunkhlai or Wit Alliance, Shunkhlai is required to repay its proportionate share of exploration and overhead expenses incurred during phases 2 and 3 together with all accrued interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Cooperation Agreement dated November 5, 2010 with Shunkhlai Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:
/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Date: December 01, 2010